Exhibit 99.1

Exterran Corporation Announces Extensions of Waivers to Credit Facility and
Continued Listing and Trading on the New York Stock Exchange

HOUSTON, November 22, 2016 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced that it has obtained an extension of the waivers from its credit facility lenders in connection with the Company’s previously announced restatement of its financial statements. Under the amended terms of the credit agreement, Exterran’s waivers were extended from November 30, 2016 to February 28, 2017.

In addition, the Company has received an extension for continued listing and trading on the New York Stock Exchange (“NYSE”). The extension, which is subject to review by the NYSE on an ongoing basis, provides Exterran until January 31, 2017 to file its Form 10-Qs for the first, second and third quarters of 2016 with the Securities and Exchange Commission (“SEC”). The delay in filing the Form 10-Qs for 2016 is a result of the previously announced financial restatement process. During the extension period, trading of the Company’s shares on the NYSE will remain unaffected. The NYSE has discretion under its rules to grant the Company further extensions beyond January 31, 2017.

Andrew Way, Exterran’s President and Chief Executive officer, said, “We sincerely appreciate the continued support of our lenders, the New York Stock Exchange and our shareholders during this time. We are continuing to prepare our restated financial statements, and diligently working to conclude this process as quickly as possible. Importantly, we remain focused on our core operations, controlling costs and paying down debt. I am pleased to report that during the third quarter of 2016 we repaid $27.1 million in debt. As of September 30, 2016, we had $372.6 million in total debt and $32.1 million in cash.”

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to the anticipated timing for regaining compliance with all SEC filing requirements and NYSE listing requirements.

While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are unanticipated delays in completing the Audit Committee’s internal investigation, the preparation and audit of the Company’s previously filed financial statements and the implementation of changes to the Company’s internal controls and procedures.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2015, Exterran’s Registration Statement on Form 10 and Exterran’s other filings with the SEC, which are available at www.exterran.com. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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